As Filed with the Securities and Exchange Commission on June 18, 2004
                                               Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                        DOBSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

          OKLAHOMA                                     73-1513309
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                               14201 Wireless Way
                          Oklahoma City, Oklahoma 73134
                    (Address of principal executive offices)

           Dobson Communications Corporation 2002 Stock Incentive Plan
                            (Full title of the plan)


                                                       Copies to:

     Bruce R. Knooihuizen                         Theodore M. Elam, Esq.
   Executive Vice President            McAfee & Taft A Professional Corporation
  and Chief Financial Officer             Tenth Floor, Two Leadership Square
Dobson Communications Corporation                 211 North Robinson
       14201 Wireless Way                  Oklahoma City, Oklahoma 73102-7103
  Oklahoma City, Oklahoma 73134                Telephone: (405) 235-9621
         (405) 529-8500                        Facsimile: (405) 235-0439

  (Name, address and telephone number,
including area code, of agent for service)

                                            CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                       Proposed maximum       Proposed maximum          Amount of
  Title of securities to be        Amount to be       offering price per     aggregate offering       registration
          registered               registered(1)            share                   price                fee(2)
------------------------------- -------------------- --------------------- ------------------------ ------------------
Class A Common Stock                 4,000,000              $2.88               $11,520,000             $1,459.58
------------------------------- -------------------- --------------------- ------------------------ ------------------

<F1>
     Additional Shares to be issued pursuant to the Dobson Communications Corporation 2002 Stock Incentive Plan.

<F2>
     Estimated pursuant to Rule 457(c) and (h) solely for the purposes of computing the registration fee based upon the average of the bid and asked price of Dobson  Communications  Corporation  common stock, as reported on the Nasdaq
     National Market on June 10, 2004.


                                EXPLANATORY NOTE

     This Registration Statement is being filed to register 4,000,000 additional shares of Dobson Communications Corporation's Class A common stock to be offered pursuant to the Dobson Communications Corporation 2002 Stock Incentive Plan (the "Plan"). The initial shares offered pursuant to the Plan were registered pursuant to a Registration Statement on Form S-8 (File No. 333-100152) filed with the Securities and Exchange Commission on September 27, 2002, the contents of which are hereby incorporated by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of June, 2004.

(Registrant)                         DOBSON COMMUNICATIONS CORPORATION

                                By:  EVERETT R. DOBSON
                                     Everett R. Dobson
                                     Chairman of the Board, President and Chief
                                     Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the 17th day of June, 2004.

Signature                                                Title
                                         Chairman of the Board, President
EVERETT R. DOBSON                        and Chief Executive Officer
Everett R. Dobson                        (Principal Executive Officer)

                                         Executive Vice President and Chief
BRUCE R. KNOOIHUIZEN                     Financial Officer (Principal
Bruce R. KNOOIHUIZEN                     Financial Officer)

TRENT LEFORCE                            Controller and Assistant Secretary
Trent LeForce                            (Principal Accounting Officer)

STEPHEN T. DOBSON                        Secretary and Director
Stephen T. Dobson

                                         Director
Mark S. Feighner

BRUCE R. KNOOIHUIZEN for                 Director
Fred J. Hall

BRUCE R. KNOOIHUIZEN for                 Director
Justin L. Jaschke

BRUCE R. KNOOIHUIZEN for                 Director
Albert H. Pharis, Jr.


                                         Director
Robert A. Schriesheim

                                Index to Exhibits
                                -----------------

Exhibit
  No.       Document Description                 Method of Filing
  ---       --------------------                 ----------------

5    Opinion of McAfee & Taft A Professional    Filed herewith electronically
     Corporation

23.1 Consent of KPMG LLP                        Filed herewith electronically

23.2 Consent  of McAfee & Taft A Professional   Filed herewith electronically
     Corporation (included in Exhibit 5)

99   First Amendment to Dobson Communications   Filed herewith electronically
     Corporation 2002 Stock Incentive Plan dated March 31, 2004